UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2023

AMERICAN BATTERY TECHNOLOGY COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to the Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2023, American Battery Technology Company (the “Company”) filed a Certificate of Change to the Company’s Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada (the “Certificate of Change”), which unless earlier modified or terminated, shall effect, at 6:00 a.m. Pacific Time on September 11, 2023, a one-for-fifteen (1:15) reverse stock split (the “Reverse Stock Split”) of both the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”), and the authorized shares of preferred stock, $0.001 par value per share (the “Preferred Stock”) (collectively, the Common Stock and Preferred Stock are the “Securities”).

The new CUSIP number for the Common Stock following the Reverse Stock Split will be 02451V309. The Common Stock will begin trading on a split-adjusted basis on the OTCQX under the symbol “ABML” when the market opens on September 11, 2023. The Reverse Stock Split is intended to fulfill the stock price requirements by the Company in connection with its application to uplist the Common Stock to a national exchange.

As a result of the Reverse Stock Split, every fifteen (15) shares of Common Stock issued and outstanding will be combined into one (1) share of Common Stock, with a proportionate 1:15 reduction in the Company’s authorized Common Stock. There are no shares of Preferred Stock issued and outstanding. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would have resulted in some stockholders owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares of Common Stock resulting from the Reverse Stock Split will be rounded up to the nearest whole post-Reverse Stock Split share and no stockholders will receive cash in lieu of fractional shares. Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split.

As of September 5, 2023, the Company had 692,068,218 shares of Common Stock issued and outstanding, and after the Reverse Stock Split, the Company will have approximately 46,137,882 shares of Common Stock issued and outstanding.

The Reverse Stock Split will not change the par value of the Common Stock or Preferred Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including restricted stock units and warrants, will be adjusted as a result of the Reverse Stock Split, as required by the terms of those securities. Pursuant to NRS 78.207, no consent or approval of the stockholders is required for the Reverse Stock Split.

The foregoing description of the Certificate of Change is a summary of the material terms thereof, do not purport to be complete, and are qualified in their entirety by reference to the full text of the Certificate of Change, filed with this report as Exhibit 3.1, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 11, 2023, the Company issued a letter to shareholders (the “September 2023 Shareholder Letter”), the full text of which is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

On September 11, 2023, the Company issued a press release regarding the Reverse Stock Split, the full text of which is attached hereto as Exhibit 99.2.

The information furnished with Item 7.01 and Item 8.01 to this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits

Exhibit No.	Name

3.1	Certificate of Change
99.1	Press release
99.2	Shareholder letter
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: September 11, 2023	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer